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                                                                     EXHIBIT 5



                               HERBERT K. ZEARFOSS
                            ASSISTANT GENERAL COUNSEL
                              TELEFLEX INCORPORATED
                             155 SOUTH LIMERICK ROAD
                          LIMERICK, PENNSYLVANIA 19468


                                                     June 30, 2000

Teleflex Incorporated
630 West Germantown Pike, Suite 450
Plymouth Meeting, Pennsylvania 19462

Re: Teleflex Incorporated Global Employee Stock Purchase Plan Form S-8 Registration Statement

Gentlemen:

         I have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on June 30, 2000 under the Securities Act of 1933, as amended, relating to the offer by Teleflex Incorporated (the "Company") of 100,000 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), pursuant to the Teleflex Incorporated Global Employee Stock Purchase Plan (the "Plan") that may be issued by the Company to Employees of the Company and its Designated Subsidiaries under the Plan.

         I have examined such corporate records and documents, statements of officers of the Company, opinions of other counsel and such other matters as I have considered appropriate to enable me to give this opinion. Based upon the foregoing, I am of the opinion that:

         1. All of the presently issued and outstanding shares of the shares of the Common Stock of the Company are validly issued, fully paid and non-assessable by the Company.

         2. The Common Stock has been duly authorized by the Company for issuance to the trustee under the Plan and, when issued in accordance with such authority, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Herbert K. Zearfoss
                                                -----------------------------
                                                Herbert K. Zearfoss